UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

 Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 05, 2015

INFRAX SYSTEMS, INC.

(Exact name of registrant as specified in charter)

Nevada	000-52488	20-2583185
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Infrax Systems, Inc. 3637 Fourth Street North. Suite 330 St. Petersburg, Florida		33704
(Address of principal executive offices)		(Zip Code)

727-498-8514

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01. Other Events

Infrax Systems Inc. (IFXY), a global provider of Internet of Things and Smart Grid Technologies for the electric utility and agricultural industries, announces the following important updates on its business activities relating to its acquisition of HempTech and its Smart Grid related project;

1) Agreements: This week HempTech signed an agreement with Surna. This is a sales affiliate agreement that allows the Company to purchase their products at wholesale pricing to our customers or get a commission if the Company refers customers to them. We plan to use Surna chillers and air-conditioning units for all our indoor builds. We will also be integrating their controls into our SmartNergy platform.

2) Marketing: We have identified a conference – Marijuana Business Conference and Expo, one of the oldest and largest national cannabis tradeshow. This year the expo is being help in Chicago from May 19th through the 21st. We plan on attending as an attendee to scope out the conference if this is something we want to take a booth at the next event.

3) Brochures, Website: All product brochures have been completed and is being populated on our website for HempTech and Infrax. Infrax will be making substantial marketing efforts on behalf of HempTech which will include ads in multipole industry magazines and newsletters.

4) Project Dolphin: Infrax has officially kicked off the Dolphin project. This is an Infrax project to repurpose the HIB card for the Demand Response sector of Smart Grid. The first phase of the project is the Discovery Phase in which we will ascertain the size of the market, cost points and any barriers to entry. More details of the project will become available as we move forward with specific deliverables over the course of the next two weeks. This is the first venture of repurposing our HIB for an Internet of Things application.

5) ANSI Testing: We have heard back from Itron and they have agreed to give us two samples of 1s and 2s meters with and without disconnects for a total of 8 meters. Infrax will be utilizing MetLab for the ANSI certifications using the meters provided by Itron.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

/s/ John Verghese

John Verghese

Principal Executive Officer

Dated:  May 05, 2015